Exhibit 3.128

CERTIFICATE OF LIMITED PARTNERSHIP
OF
VACATION OWNERSHIP LENDING, L.P.

This Certificate (the “Certificate) of Limited Partnership of Vacation Ownership Lending, L.P., a Delaware limited partnership (the ‘Partnership”), is being executed on October 31, 1997.

It is, therefore, certified as follows:

1.             Name.  The name of the Partnership is:

Vacation Ownership Lending, L.P.

2.             Registered Office and Registered Agent.  The registered office of the Partnership in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.  The name of the registered agent of the Partnership for Service of Process at such address is Corporation Service Company.

3.             Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Vacation Ownership Lending GP, Inc.
200 West Madison Street
38th Floor
Chicago, Illinois 60606

4.             Certificate.  This Certificate has been duly executed and filed in accordance with the provisions of Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

Vacation Ownership Lending GP, Inc., a Delaware corporation

By:	/s/ Allen M. Turner
	Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

VACATION OWNERSHIP LENDING, L.P.

It is hereby certified that:

FIRST:                   The name of the limited partnership (hereinafter called the “Partnership”) is

VACATION OWNERSHIP LENDING, L.P.

SECOND:              Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.           Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Vacation Ownership Lending GP, Inc.
71 South Wacker Drive, 12th Floor
Chicago, Illinois 60606

The undersigned, a general partner of the Partnership, executed th.ls Certificate of Amendment on the 1st day of March, 2005.

VACATION OWNERSHIP LENDING GP, INC.

By:	/s/ Kirk Rose
Kirk Rose
Vice President, Treasurer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

VACATION OWNERSHIP LENDING, L.P.

It is hereby certified that:

FIRST:                   The name of the limited partnership (hereinafter called the “Partnership”) is

VACATION OWNERSHIP LENDING, L.P.

SECOND:              Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.           Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Vacation Ownership Lending GP, Inc.
71 South Wacker Drive, 12th Floor
Chicago, Illinois 60606

The undersigned, a general partner of the Partnership, executed th.ls Certificate of Amendment on the 1st day of March, 2005.

VACATION OWNERSHIP LENDING GP, INC.

By:	/s/ Kirk Rose
Kirk Rose
Vice President, Treasurer